                    DEAN WITTER U.S. GOVERNMENT SECURITIES TRUST

                    SCHEDULE OF COMPUTATION OF YIELD QUOTATION

                             DECEMBER 31, 1995

                           6
YIELD = 2 { [ ((a-b)/cd) +1]-1}



WHERE: a = Dividends and interest earned during the period b = Expenses accrued for the period c = The average daily number of shares outstanding during the period that were entitled to receive dividends
                    d = The maximum offering price per share on the last
                        day of the period


                                                                      6
YIELD = 2{[((46,721,763.94 - 8,012,427.05) /866,520,568.050 X 9.21) +1] -1}

                                   = 5.89%

      SCHEDULE FOR COMPUTATIONS OF PERFORMANCE QUOTATIONS
              U.S. GOVERNMENT SECURITIES TRUST




(A) AVERAGE ANNUAL TOTAL RETURNS (I.E. STANDARDIZED COMPUTATIONS)

               _            _                              _
              |        ______________________  |
FORMULA:                |            |
              |  /\ n  |          ERV        |
         T=   |    \         ------------------    | - 1
              |     \ |           P        |
              |      \|            |
              |_                   _|

        T = AVERAGE ANNUAL TOTAL RETURN
        n = NUMBER OF YEARS
      ERV = ENDING REDEEMABLE VALUE
        P = INITIAL INVESTMENT

                                              (A)
  $1,000       ERV AS OF      NUMBER OF       AVERAGE ANNUAL
INVESTED - P    31-Dec-94      YEARS - n      TOTAL RETURN - T
------------   ----------     ---------      -----------------------

31-Dec-94      $1,117.40          1                        11.74%

31-Dec-90      $1,402.50          5                         7.00%

31-Dec-85      $2,057.90         10                         7.48%




(B) AVERAGE ANNUAL TOTAL RETURNS WITHOUT DEDUCTION FOR APPLICABLE
    SALES CHARGE  (NON STANDARD COMPUTATIONS)

(C) TOTAL RETURN WITHOUT DEDUCTION FOR APPLICABLE SALES CHARGE
    (NON STANDARD COMPUTATIONS)

              _                                       _
             |        ______________________  |
FORMULA:     |        |       |
             |  /\ n   |     EV            |
         t  =     \   |   -------------------  |  - 1
             |     \  |            P       |
             |      \ |            |
             |_                    _|

                 EV
        TR  =   ----------     - 1
                  P


     t = AVERAGE ANNUAL TOTAL RETURN
         (NO DEDUCTION FOR APPLICABLE SALES CHARGE) n = NUMBER OF YEARS
    EV = ENDING VALUE (NO DEDUCTION FOR APPLICABLE SALES CHARGE)
     P = INITIAL INVESTMENT
    TR = TOTAL RETURN (NO DEDUCTION FOR APPLICABLE SALES CHARGE)

                              (C)                                  (B)
$1,000           EV AS OF      TOTAL            NUMBER OF             AVERAGE ANNUAL
INVESTED - P     31-Dec-94      RETURN - TR      YEARS - n   TOTAL RETURN - t
------------    ----------  --------------   ----------- ------  --------------
31-Dec-94        $1,167.40       16.74%                1                 16.74%

31-Dec-90        $1,422.10       42.21%                5                  7.30%

31-Dec-85        $2,057.90      105.79%                10                 7.48%


(E)   GROWTH OF $10,000
(F)   GROWTH OF $50,000
(G)   GROWTH OF $100,000

FORMULA:   G= (TR+1)*P
   G= GROWTH OF INITIAL INVESTMENT
   P= INITIAL INVESTMENT
   TR= TOTAL RETURN SINCE INCEPTION


                                 (E)                     (F)                          (G)
$10,000            TOTAL            GROWTH OF               GROWTH OF                 GROWTH OF
INVESTED - P      RETURN - TR      $10,000 INVESTMENT-G      $50,000 INVESTMENT-G     $100,000 INVESTMENT-G
------------      -----------    --------------------    --------------------      ---------------------
29-Jun-84            160.06           $26,006                        $130,030                   $260,060
